U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

Third Amended and Restated Loan Funding and Servicing Agreement

On September 23, 2005, American Capital Strategies, Ltd. (“American Capital” or the “Company”) entered into a Third Amended and Restated Loan Funding and Servicing Agreement by and among American Capital, as the servicer, its affiliate ACS Funding Trust I, as the borrower, Variable Funding Capital Corporation, as a conduit lender, Wachovia Capital Markets, LLC, as the deal agent, Citigroup Global Markets Realty Corp. (“Citigroup”) as an institutional lender, YC SUSI Trust as a conduit lender, Bank of America, National Association as an institutional lender and as lender agent for YC SUSI Trust, JPMorgan Chase Bank as an institutional lender, and Wachovia Bank, National Association as the swingline lender (the “Agreement”). The Agreement amended and restated the terms of American Capital’s existing conduit securitization facility administered by Wachovia Capital Markets, LLC (the “Facility”) to adda multicurrency provision allowing funds to be borrowed in an alternative currency to the U.S. dollar. The Company’s current maximum availability under the Facility is $1.1 billion, and will revert back to $1 billion on or before October 17, 2005. In connection with the Agreement, American Capital also entered into a Third Amended and Restated Purchase and Sale Agreement by and between the Company and ACS Funding Trust I, dated as of September 23, 2005.

Each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., and JPMorgan Chase Bank and/or their affiliates have also performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. In addition, each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank or Bank of America, National Association and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Private Placement

On September 26, 2005, American Capital issued and sold an aggregate $75 million of senior unsecured fifteen-year notes to accredited investors in a private placement pursuant to a Note Purchase Agreement (the “Agreement”), by and among the Company, Merrill Lynch International and Bear, Stearns & Co Inc. The unsecured notes consist of one tranche, Series 2005-B, have a fixed interest rate of 6.923% through the interest payment date in October, 2015 and at the rate of LIBOR plus 2.65% thereafter and mature on October 30, 2020. Bear, Stearns & Co. Inc. was also an arranger in the transaction.

The Agreement contains customary default provisions, as well as the following default provisions: a cross-default on American Capital’s debt of $15 million or more, a minimum net worth requirement of approximately $1.1 billion plus seventy-five percent (75%) of any new equity, and a default triggered by a change in control. Upon the occurrence and during the continuation of an event of default under the Agreement, the notes may become immediately due and payable, either automatically, by declaration of holders of more than 50% in principal amount of the notes at the time outstanding, or, in certain circumstances, by any holder or holders of the notes at the time outstanding affected by such event of default.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Third Amended and Restated Loan Funding and Servicing Agreement, dated as of September 22, 2005, among ACS Funding Trust I, American Capital Strategies, Ltd., Variable Funding Capital Corporation, Citigroup Global Markets Realty Corp., Wachovia Capital Markets, LLC, YC SUSI Trust, Bank of America, National Association, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association.

10.2	Third Amended and Restated Purchase and Sale Agreement, dated as of September 22, 2005, by and between American Capital Strategies, Ltd. and ACS Funding Trust I.

10.3	Structured Note in the principal amount of $26,250,000 made by ACS Funding Trust I in favor of Bank of America, National Association, dated September 23, 2005.

10.4	Amended, Restated and Substituted Structured Note in the principal amount of $250,000,000 made by ACS Funding Trust I in favor of Citigroup Global Markets Realty Corp., dated September 23, 2005.

10.5	Amended, Restated and Substituted Structured Note in the principal amount of $250,000,000 made by ACS Funding Trust I in favor of JPMorgan Chase Bank, N.A., dated September 23, 2005.

10.6	Amended, Restated and Substituted Structured Note in the principal amount of $350,000,000 made by ACS Funding Trust I in favor of Variable Funding Capital Corporation, dated September 23, 2005.

10.7	Structured Note in the principal amount of $61,250,000 made by ACS Funding Trust I in favor of Wachovia Bank, National Association, dated September 23, 2005.

10.8	Amended, Restated and Substituted Structured Note in the principal amount of $150,000,000 made by ACS Funding Trust I in favor of YC SUSI Trust, dated September 23, 2005.

10.9	Swingline Note in the principal amount of $50,000,000 made by ACS

Funding Trust I in favor of Wachovia Bank, National Association, dated September 23, 2005.

10.10	Note Purchase Agreement by and among American Capital Strategies, Ltd., Bear, Stearns & Co. Inc. and Merrill Lynch International, dated September 26, 2005.

10.11	Floating Rate Senior Note, Series 2005-B, due October 30, 2020 in the principal amount of $25,000,000 made by American Capital Strategies, Ltd. in favor of Bear Stearns Securities Corp., dated September 26, 2005.

10.12	Floating Rate Senior Note, Series 2005-B, due October 30, 2020 in the principal amount of $28,125,000 made by American Capital Strategies, Ltd. in favor of Merrill Lynch, Pierce, Fenner & Smith, dated September 26, 2005.

10.13	Floating Rate Senior Note, Series 2005-B, due October 30, 2020 in the principal amount of $21,875,000 made by American Capital Strategies, Ltd. in favor of Merrill Lynch, Pierce, Fenner & Smith, dated September 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: September 28, 2005	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary